UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
Common stock, par value $0.01 per share, of Westinghouse Air Brake Technologies Corporation

	2.	Aggregate number of securities to which transaction applies:

98,480,083 (represents an estimate of the maximum number of shares of common stock of Westinghouse Air Brake Technologies Corporation (“Wabtec”) issuable upon completion of the transactions contemplated by the Agreement and Plan of Merger dated as of May 20, 2018, among General Electric Company, Transportation Systems Holdings Inc. (“SpinCo”), Wabtec and Wabtec US Rail Holdings, Inc. (the “Merger Agreement”), as described in Wabtec’s definitive proxy statement filed with the Securities and Exchange Commission on October 12, 2018).

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$109.31 (calculated in accordance with Rule 0-11(c)(1)(i) and 0-11(a)(4) under the Securities Exchange Act of 1934, as amended, based on the average of the high and low prices of shares of common stock of Wabtec, into which shares of common stock of SpinCo will be converted, as reported on the New York Stock Exchange on August 1, 2018).

	4.	Proposed maximum aggregate value of transaction: $10,764,857,873

Calculated pursuant to Rule 0-11(c)(1)(i) and 0-11(a)(4) under the Securities Exchange Act of 1934, as amended, based on the average of the high and low prices of shares of common stock of Wabtec, into which shares of common stock of SpinCo will be converted, as reported on the New York Stock Exchange on August 1, 2018 and based on the expected merger exchange ratio.

	5.	Total fee paid: $1,340,225
Calculated pursuant to Section 14(g) of the Securities Exchange Act of 1934, as amended, and Rule 0-11(c)(1)(i) thereunder, by multiplying $10,764,857,873 by 0.0001245.

☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount previously paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing party:

	4.	Date Filed:

Explanatory Note

As previously announced, on May 20, 2018, Westinghouse Air Brake Technologies Corporation (“Wabtec”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Electric Company (“GE”), Transportation Systems Holdings Inc., a Delaware corporation (“SpinCo”), which is a wholly owned subsidiary of GE, and Wabtec US Rail Holdings, Inc., a Delaware corporation (“Merger Sub”), which is a wholly owned subsidiary of Wabtec, pursuant to which Wabtec will combine with GE’s transportation business (collectively, “GE Transportation”), through the merger (the “Merger”) of Merger Sub into SpinCo. The Merger will be preceded by a direct sale of certain assets of GE Transportation from GE to Wabtec US Rail, Inc. (the “Direct Sale Purchaser”) for $2.9 billion. The Direct Sale Purchaser will also assume certain liabilities of GE Transportation.

In connection with corporate actions, including an amendment to Wabtec’s Restated Certificate of Incorporation, as amended, and the issuance of Wabtec common stock in the Merger, that are necessary for the Merger and the related transactions to be completed, Wabtec filed a definitive proxy statement (the “Definitive Proxy Statement”), dated October 12, 2018, with the Securities and Exchange Commission (the “SEC”) related to a special meeting of stockholders of Wabtec to be held at 9:00 a.m. Eastern time on November 14, 2018 at The Duquesne Club, 325 Sixth Avenue, Pittsburgh, Pennsylvania 15222. The Definitive Proxy Statement was first mailed to Wabtec stockholders on October 12, 2018.

On October 24, 2018, Wabtec received a letter from a purported stockholder demanding certain additional disclosure in connection with the Definitive Proxy Statement. While Wabtec believes that the disclosure set forth in the Definitive Proxy Statement complies fully with applicable law, in order to avoid potential shareholder claims, expensive litigation and possible delay, and provide additional information to Wabtec stockholders, Wabtec has determined to voluntarily supplement the Definitive Proxy Statement with the supplemental disclosure set forth below (the “Supplemental Disclosure”). Nothing in the Supplemental Disclosure shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein. To the contrary, Wabtec specifically denies that any additional disclosure was or is required. The Supplemental Disclosure will not affect the timing of the special meeting of Wabtec stockholders.

The information herein supplements the information included in the Definitive Proxy Statement as filed; no prior forecasted or actual information has been changed.

If any Wabtec stockholders have not already submitted a proxy for use at the special meeting, they are urged to do so promptly. No action in connection with the Supplemental Disclosure is required by any stockholder who has previously delivered a proxy and who does not wish to revoke or change that proxy. If you have any questions about the Merger and the related transactions or the special meeting, need assistance in voting your shares or need additional copies of the Definitive Proxy Statement, the Supplemental Disclosure or the proxy card, you should contact:

Morrow Sodali LLC
470 West Ave, Stamford, CT 06902
Stockholders, please call Toll Free 1-800-662-5200
Banks and Brokerage Firms, please call 1-203-658-9400

or

Westinghouse Air Brake Technologies Corporation
1001 Air Brake Avenue
Wilmerding, PA 15148
Attention: Investor Relations
Telephone: (412) 825-1019

Supplemental Disclosure to the Definitive Proxy Statement

The following information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All references to captions and page numbers refer to captions and page numbers in the Definitive Proxy Statement. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Definitive Proxy Statement. Underlined text shows text being added to a referenced disclosure included in the Definitive Proxy Statement and a line through text shows text being deleted from a referenced disclosure included in the Definitive Proxy Statement. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement.

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analyses of GE Transportation—Selected Transactions Analysis” is hereby supplemented by adding the column “EV/EBITDA” to the first table on page 41 of the Definitive Proxy Statement:

Date Announced	Acquiror	Target	EV/EBITDA
October 2016	CIMIC	UGL Limited (86%)	8.5x
July 2015	Wabtec	Faiveley Transport (51%)	14.7x
February 2015	Hitachi	Ansaldo STS (40%)	11.6x
June 2014	Alstom	GE Signaling	9.7x
January 2015	Heinz Hermann Thiele	Vossloh (70%)	NA
December 2014	CSR Corporation	China CNR Corporation	8.6x
November 2012	Siemens	Invensys Rail	NA
May 2011	CVC	Delachaux (Majority Stake)	9.7x
June 2010	Progress Rail	Electro-Motive Diesel	NA
May 2006	Caterpillar	Progress Rail	9.4x
December 2006	Thales	Alcatel (Rail Signalling)	NA
October 2004	Sagard PE	Faiveley Transport (36%)	NA
July 2002	Vossloh	Cogifer	NA
July 2002	Voest-Alpine Stahl	VAE (Railway Systems) (55%)	10.0x

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analyses of GE Transportation—Selected Transactions Analysis” is hereby supplemented by adding the column “EV/EBITDA Multiple” to the first table on page 42 of the Definitive Proxy Statement:

Acquiror	Target	EV/EBITDA Multiple*
United Technologies	Goodrich	12.9x
TE Connectivity	Measurement Specialties	20.0x
Siemens	Dresser Rand	17.6x
Danaher Corporation	Pall Corporation	20.8x
Solvay	Cytec	14.5x
Berkshire Hathaway Inc.	Precision Castparts Corp.	13.1x
Sherwin Williams	Valspar	15.2x
MTS	PCB	13.5x
Kion Group	Dematic	16.2x
Thermo Fisher Scientific	FEI	15.3x
Monsanto	Bayer	18.0x
Rockwell Collins	B/E Aerospace, Inc.	13.6x
Siemens	Mentor Graphics	23.6x
Parker Hannifin Corporation	Clarcor	17.0x
*	The EV of the target company or business segment, as applicable, as implied by the transaction value, as a multiple of the target company or business segment’s LTM EBITDA or estimated forward EBITDA, based in all cases on publicly available information.

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analyses of Wabtec (Standalone)—Illustrative Present Value of Future Share Price Analysis” is hereby amended by replacing the second full paragraph on page 43 of the Definitive Proxy Statement, with the following:

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Wabtec common stock on a standalone basis, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For purposes of this analysis, Goldman Sachs applied an illustrative range of EV/NTM EBITDA multiples of 11.0x to 14.0x to the estimated standalone next 12 months’ EBITDA of Wabtec at the end of each of the years 2018 to 2021 using the Forecasts. These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical next 12 months’ EV/EBITDA multiples for Wabtec. Goldman Sachs derived from this analysis a range of illustrative EVs for Wabtec on a standalone basis of $10.5 billion to $12.9 billion. Goldman Sachs then subtracted the amount of Wabtec’s forecasted standalone debt for fiscal year end 2018 (in the amount of $1.723 billion), fiscal year end 2019 (in the amount of $1.450 billion), fiscal year end 2020 (in the amount of $1.094 billion) and fiscal year end 2021 (in the amount of $1.020 billion), as provided by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec, from, and added the assumed amount of Wabtec’s forecasted standalone cash and cash equivalents for fiscal year end 2018 (in the amount of $275 million), fiscal year end 2019 (in the amount of $366 million), fiscal year end 2020 (in the amount of $485 million) and fiscal year end 2021 (in the amount of $867 million), as provided by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec, to, in each case as of the relevant year-end per the Forecasts, the illustrative EVs in order to calculate the implied future equity values of Wabtec. The implied future equity values in turn were divided by the number of fully diluted shares of Wabtec common stock, as provided by the management of Wabtec. Goldman Sachs then discounted this range of implied future values per share of Wabtec common stock for the years 2018 through 2021, respectively, as well as the projected dividends per share (per the Forecasts), back to April 2018 using a discount rate of 11.0%, reflecting an estimate of the standalone cost of equity for Wabtec. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added such implied present value of projected dividends per share to such range of implied present values per share to derive a range of implied present values per share of $68.00 to $113.00 (rounded to the nearest dollar). In addition, Goldman Sachs compared the Undisturbed Price and the May 17, 2018 Price to the range of implied present values per share of Wabtec common stock of $89.00 to $113.00 (rounded to the nearest dollar), which were derived from this analysis when using only the implied future values per share of Wabtec common stock as of year-end 2021.

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analyses of Wabtec (Standalone)—Illustrative Present Value of Future Share Price Analysis” is hereby supplemented by adding the following table after the second full paragraph on page 43 of the Definitive Proxy Statement:

Present Value of Future Share Price

Years	Present Value
2018YE	$68-$90
2019YE	$76-99
2020YE	$84-$108
2021YE	$89-$113

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analysis of Wabtec (Pro Forma for the Transactions)—Illustrative Discounted Cash Flow Analysis” is hereby amended by replacing the first full paragraph on page 44 of the Definitive Proxy Statement, with the following:

Illustrative Discounted Cash Flow Analysis. Using the Forecasts and the Synergies, Goldman Sachs also performed an illustrative discounted cash flow analysis on Wabtec pro forma for the Transactions (after giving effect to (a) the Synergies and (b) both the Synergies and tax attributes of the Transactions that would accrue to Wabtec (per the Forecasts)). Using discount rates ranging from 9.0% to 10.0%, reflecting estimates of Wabtec’s pro forma weighted average cost of capital, Goldman Sachs discounted to present value as of April 2018 (i) estimates of pro forma unlevered free cash flow for Wabtec pro forma for the Transactions for the final 9 months of 2018 through year-end 2022, as reflected in the Forecasts (inclusive of the Synergies) and (ii) a range of illustrative pro forma terminal values for Wabtec pro forma for the Transactions, which was calculated by applying perpetuity growth rates ranging from 2.75% to 3.75%, to a terminal year estimate of the free cash flow to be generated by Wabtec pro forma for the Transactions, as reflected in the Forecasts (inclusive of the Synergies), which analysis implied exit terminal year EBITDA multiples ranging from 11.5x to 15.9x. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including the company’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States financial markets generally. The range of the perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived a range of illustrative EVs for Wabtec pro forma for the Transactions by adding the ranges of present values it derived above. In addition, using the Forecasts for the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions, Goldman Sachs calculated an illustrative net present value of these tax attributes, using an illustrative discount rate of 7.0%, which represented a mid-point between an illustrative cost of debt and an illustrative weighted average cost of capital for Wabtec pro forma for the Transactions, and added this illustrative net present value to this range of illustrative EVs for Wabtec pro forma for the Transactions. Goldman Sachs then subtracted the amount of Wabtec’s adjusted net debt pro forma for the Transactions in the amount of $4.621 billion, as provided by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec, as well as the value of certain Wabtec pro forma enterprise value adjustments in the amount of $112 million, as provided by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec, both as provided by the management of Wabtec, from the range of illustrative EVs it derived for Wabtec to derive a range of illustrative equity values for Wabtec. Goldman Sachs then divided the range of illustrative equity values it derived by the fully diluted number of shares (196.5 million) pro forma for the Transactions, as provided by the management of Wabtec (and which number was updated by management after the Wabtec Board meeting on May 19, 2018 and before the execution of the Merger Agreement, but continued to be 196.5 million when rounded to the nearest decimal place), to derive a range of illustrative present values per share of Wabtec common stock pro forma for the Transactions of $88.00 to $127.00 (when the analysis included the Synergies, but not the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions) and $93.00 to $132.00 (when the analysis included both the Synergies and the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions), in each case, as rounded to the nearest dollar.

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analysis of Wabtec (Pro Forma for the Transactions)—Illustrative Present Value of Future Share Price Analysis” is hereby amended by replacing the second full paragraph on page 44-45 of the Definitive Proxy Statement, with the following:

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs also performed an illustrative analysis of the implied present value of an illustrative future value per share of Wabtec common stock pro forma for the Transactions. For purposes of this analysis, Goldman Sachs applied an illustrative range of next 12 months’ EV/EBITDA multiples of 10.0x to 13.0x to the estimated next 12 months’ EBITDA of Wabtec pro forma for the Transactions at the end of each of the years 2018 to 2021 using the Forecasts and the Synergies (but not the tax attributes of the Transactions that would accrue to Wabtec (per the Forecasts)). These illustrative multiple estimates were derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical next 12 months’ EV/EBITDA multiples for Wabtec. Goldman Sachs then subtracted the amount of Wabtec’s forecasted debt for fiscal year end 2018 (in the amount of $4.542 billion), fiscal year end 2019 (in the amount of $3.870 billion), fiscal year end 2020 (in the amount of $3.020 billion), and fiscal year end 2021 (in the amount of $ 3.020 billion), as provided by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec, from, and added the assumed forecasted amount of Wabtec’s cash and cash equivalents for fiscal year end 2018 (in the amount of $293 million), fiscal year end 2019 (in the amount of $517 million), fiscal year end 2020 (in the amount of $878 million) and fiscal year end 2021 (in the amount of $2.214 billion), as provided by the management of Wabtec and approved for Goldman Sachs’ use by Wabtec, to, in each case pro forma for the Transactions and as of the relevant year-end per the Forecasts and the Synergies, the illustrative EVs in order to calculate the implied future equity values of Wabtec pro forma for the Transactions. The implied future equity values in turn were divided by the  ~~number of~~   fully diluted number of

shares (196.5 million) of Wabtec common stock pro forma for the Transactions, as provided by the management of Wabtec (and which number was updated by management after the Wabtec Board meeting on May 19, 2018 and before the execution of the Merger Agreement, but continued to be 196.5 million when rounded to the nearest decimal place). Goldman Sachs then discounted this range of implied future values per share of Wabtec common stock for the years 2018 through 2021 respectively, as well as the projected dividends per share of Wabtec pro forma (per the Forecasts), back to April 2018 using a discount rate of 11.0%, reflecting an estimate of the pro forma cost of equity for Wabtec pro forma for the Transactions. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then added such implied present value of projected dividends per share to such range of implied present values per share to derive a range of implied present values per share of $70.00 to $126.00 (rounded to the nearest dollar). In addition, Goldman Sachs adjusted this range of implied present values per share of Wabtec common stock pro forma for the Transactions as of year-end 2021 to include an illustrative net present value per share attributable to the tax attributes of the Transactions that would accrue to Wabtec pro forma for the Transactions, calculated by using the Forecasts for such attributes and an illustrative discount rate of 7.0%, which represented a mid-point between an illustrative cost of debt and an illustrative weighted average cost of capital for Wabtec pro forma for the Transactions. Goldman Sachs compared this range to the range of implied present values per share of Wabtec common stock pro forma for the Transactions inclusive of the Synergies but not such tax attributes as of year-end 2021. This comparison presented a range of implied present values per share of $102.00 to $132.00 (taking into account both the Synergies and the tax attributes) and $97.00 to $126.00 (taking into account the Synergies, but not the tax attributes), in each case, as rounded to the nearest dollar.

The disclosure under the heading “Opinion of Wabtec’s Financial Advisor—Financial Analysis of Wabtec (Pro Forma for the Transactions)—Illustrative Present Value of Future Share Price Analysis” is hereby supplemented by adding the following table after the second full paragraph on page 44-45 of the Definitive Proxy Statement:

Present Value of Future Share Price Pro Forma

Years	Present Value
2018YE	$70-$97
2019YE	$80-$108
2020YE	$89-$118
2021YE	$97-$126

The disclosure under the heading “Certain Unaudited Financial Projections—The Wabtec Adjusted GE Transportation Financial Projections” and “—The Wabtec Financial Projections” is hereby supplemented by adding unlevered free cash flow estimates so that the disclosure under subheadings “The Wabtec Adjusted GE Transportation Financial Projections” and “The Wabtec Financial Projections” on page 49 reads as follows:

The Wabtec Adjusted GE Transportation Financial Projections

Wabtec was provided with non-public financial projections prepared by management of GE and GE Transportation with respect to GE Transportation. The projections reflect strong orders and the execution of existing backlog over the forecast period. The revenue growth in the outer years is fueled by a North American market recovery, primarily driven by carloading growth. Subsequently, Wabtec management made certain adjustments to these financial projections based on its judgment and experience in the industry to reflect Wabtec management’s alternative perspectives regarding GE Transportation. These changes resulted in the Wabtec Adjusted GE Transportation Financial Projections.

The following is a summary of the Wabtec Adjusted GE Transportation Financial Projections:

In millions	9M-2018E	2018E	2019E	2020E	2021E	2022E
Revenue	$2,935	$3,807	$4,914	$5,141	$5,493	$6,104
EBITDA(1)	$582	$742	$1,026	$1,119	$1,234	$1,418
EBIT(2)	$479	$605	$886	$981	$1,100	$1,291
EBITDA(1) less capital expenditures	$512	$642	$927	$1,025	$1,141	$1,325
Unlevered free cash flow(3)	$232	$362	$599	$717	$827	$937
(1)	Defined as earnings before interest and tax, plus depreciation and amortization.
(2)	Defined as earnings before interest and tax.
(3)	Defined as EBIT plus depreciation and amortization, less the sum of (i) taxes (recalculated without deducting interest expense), (ii) capital expenditures and (iii) increase in non-cash networking capital.

The Wabtec Financial Projections

Wabtec management prepared non-public financial projections with respect to Wabtec’s business as a stand-alone company. These projections do not give pro forma effect to the combination of Wabtec and GE Transportation.

The following is a summary of the Wabtec Financial Projections:

In millions	9M-2018E	2018E	2019E	2020E	2021E	2022E
Revenue	$3,180	$4,210	$4,755	$5,206	$5,643	$6,063
EBITDA(1)	$509	$665	$793	$915	$1,049	$1,181
EBIT(2)	$431	$561	$683	$805	$939	$1,071
EBITDA(1) less capital expenditures	$417	$543	$698	$811	$936	$1,060
Unlevered free cash flow(3)	$274	$369	$561	$676	$662	$760
(1)	Defined as earnings before interest and tax, plus depreciation and amortization.
(2)	Defined as earnings before interest and tax.
(3)	Defined as EBIT plus depreciation and amortization, less the sum of (i) taxes (recalculated without deducting interest expense), (ii) capital expenditures and (iii) increase in non-cash networking capital.

Additional Information and Where to Find It

In connection with the proposed transaction between GE and Wabtec, SpinCo has filed with the SEC a registration statement on Form 10 and Wabtec has filed with the SEC a registration statement on Form S-4 and its Definitive Proxy Statement. If the transaction is effected via an exchange offer, GE will file with the SEC a Schedule TO with respect thereto and a registration statement on Form S-4/S-1 containing a prospectus. This communication is not a substitute for any definitive proxy statement, registration statement, proxy statement/prospectus or other documents GE, Wabtec and/or SpinCo may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY GE, WABTEC OR SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by GE, Wabtec and/or SpinCo through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by GE, Wabtec and/or SpinCo with the SEC from the respective companies by directing a written request to GE and/or SpinCo at General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210 or by calling 617-443-3400, or to Wabtec at Wabtec Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

No Offer

This communication is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

GE, Wabtec, SpinCo, their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Wabtec in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2018 annual meeting of shareholders, filed with the SEC on March 12, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which was filed with the SEC on October 30, 2018 and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Wabtec is contained in Wabtec’s proxy statement for its 2018 annual meeting of shareholders, filed with the SEC on April 5, 2018, its Definitive Proxy Statement for its special meeting of shareholders, which was filed with the SEC on October 12, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 26, 2018, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which was filed with the SEC on October 30, 2018 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

Caution Concerning Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GE and Wabtec. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction, including future financial and operating results, the tax consequences of the proposed transaction, and the combined company’s plans, objectives, expectations and intentions; legal, economic and regulatory conditions; and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the shareholders of Wabtec may not be obtained; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected by GE or Wabtec, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of GE, Wabtec and SpinCo; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving revenue and cost synergies of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the proposed transaction; (10) the risk that shareholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in general economic and/or industry specific conditions; (13) actions by third parties, including government agencies; and (14) other risk factors as detailed from time to time in GE’s and Wabtec’s respective reports filed with the SEC, including GE’s and Wabtec’s annual reports on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Neither GE nor Wabtec undertakes any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.